Exhibit 24.3

SPECIAL POWER OF ATTORNEY

                         The undersigned director of WLR Foods, Inc., a Virginia corporation, and its subsidiaries (WLR Foods) appoints James L. Keeler and Dale S. Lam, or either of them (with full power to each of them to act alone) as his attorney-in-fact and agent for him in his capacity as a director of WLR Foods, and authorizes such persons, on behalf of WLR Foods or on his behalf individually, to sign and file any and all WLR Foods' registration statements, reports, schedules and other filings, and all amendments thereto, required or permitted to be filed under federal or state securities laws, including without limitation Forms 3, 4 and 5, registration statements, Form 10-K annual reports, Form 10-Q quarterly reports and Form 8-K current reports, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission, National Association of Securities Dealers, and any regulatory authority for any U.S. state or territory, and he hereby ratifies and confirms all that his attorneys-in-fact and agents or each of them may lawfully do or cause to be done by virtue hereof.

                         WITNESS the following signatures and seals.

                         March 7, 2000                                                          /s/ Marie C. Johns            (SEAL)
                                  Date                                                                                  Marie C. Johns